EX-35.1
(logo) OPTION ONE
       MORTGAGE

One gets it done.

www.optiononemortgage.com


March 15, 2008


Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attn: Pamela D. Pendarvis
INV #578

Re: Option One Mortgage Loan Trust 2007-5, Asset-Backed Certificates, Series 2007-5

Enclosed is the required Annual Compliance Certification.

If you have any questions, please contact Elizabeth Nguyen at (949) 727-8226 or email: Elizabeth.Nguyen@oomc.com


Option One Mortgage Corporation
6501 Irvine Center Drive
Irvine, CA 92618



6501 Irvine Center Drive * Irvine * California * 92618 * (800) 704-0800 *

(logo) EQUAL HOUSING
       LENDER


(page)



(logo) OPTION ONE
       MORTGAGE

One gets it done

www.optiononemortgage.com



Annual Compliance Certificate


I, Fabiola Camperi, the undersigned, the duly authorized President of Option One Mortgage Corporation (as "Servicer"), does hereby certify the following for the calendar year ending on December 31, 2007:

1. A review of the activities of the Servicer during the reporting period and of its performance under the Servicing Agreement (as defined in the cover letter) for such period has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the reporting period.



Certified By:

/s/ Fabiola Camperi
Name: Fabiola Camperi
Title: President
Date: March 14, 2008



6501 Irvine Center Drive *Irvine *California *92618 *(800) 704-0800 *

(logo) Equal Housing
Lender